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                                                                   Exhibit 10.43


                    FORM OF RESTRICTED STOCK GRANT AGREEMENT

                                     [DATE]

[GRANTEE
[ADDRESS]

             Re:    SEABRIGHT INSURANCE HOLDINGS, INC. GRANT OF RESTRICTED STOCK

Dear [GRANTEE]:

     SeaBright Insurance Holdings, Inc. (the "Company") is pleased to advise you that, pursuant to the Company's 2005 Long-Term Equity Incentive Plan (the "Plan"), the Company's Compensation Committee has granted to you shares of the Company's Common Stock, par value $0.01 per share, as set forth below (the "Restricted Shares"), subject to the terms and conditions set forth herein. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Plan.

Original Grant Date:
                                                       ----------

                                                       ----------
Total Number of Restricted Shares:


                                           DATE          NUMBER
                                         ---------     ----------
Vesting Dates and Number
of Restricted Shares that shall vest:
                                         ---------     ----------

     1. Conformity with Plan. The grant of Restricted Shares is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

     2. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its stockholders to terminate your duties as an officer at any time (with or without Cause), nor confer upon you any right to continue as an officer of the Company for any period of time, or to continue your present (or any other) rate of compensation.

     3. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     4. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     6. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

     7. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8. Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

     9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at the address appearing on the first page of this Agreement and to the Company at SeaBright Insurance Holdings, Inc., 2101 4th Avenue, Suite 1600, Seattle, WA 98121, Attn: Chief Financial Officer, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     10. Entire Agreement. This Agreement and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your Restricted Shares.

                                    * * * * *

               SIGNATURE PAGE TO RESTRICTED STOCK GRANT AGREEMENT

     Please execute the extra copy of this Agreement in the space below and return it to the Chief Financial Officer at SeaBright Insurance Holdings, Inc. to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,

                                        SeaBright Insurance Holdings, Inc.

                                        By:
                                                --------------------------------
                                        Name:
                                                --------------------------------
                                        Title:
                                                --------------------------------





Enclosures:       1.    Extra copy of this Agreement
                  2.    Copy of the Plan


     The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of [DATE]

                                        ----------------------------------------
                                        [GRANTEE]